EXHIBIT (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-260965 on Form N-2 of our report dated February 17, 2022, relating to the financial statements and financial highlights of Eaton Vance Risk-Managed Diversified Equity Income Fund (the “Fund”), appearing in the Annual Report on Form N-CSR of the Fund for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 16, 2022